Exhibit 19 under Form N-1A
                       Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY



         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED INCOME SECURITIES TRUST_____________________________________________________ and the Deputy
General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities
Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming al that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                   TITLE                           DATE



/s/ John F. Donahue          Chairman and Trustee          June 3, 1997
John F. Donahue              (Chief Executive Officer)



/s/ Glen R. Johnson          President                     June 3, 1997
--------------------------
Glen R. Johnson



/s/ John W. McGonigle        Treasurer, Executive          June 3, 1997
John W. McGonigle            Vice President and Secretary
                             (Principal Financial and
                              Accounting Officer)



/s/ Thomas G. Bigley            Trustee                     June 3, 1997
--------------------------
Thomas G. Bigley



/s/ John T. Conroy              Trustee                     June 3, 1997
--------------------------
John T. Conroy



/s/ William J. Copeland         Trustee                     June 3, 1997
--------------------------
William J. Copeland



/s/ James E. Dowd               Trustee                     June 3, 1997
---------------------------
James E. Dowd



/s/ Lawrence D. Ellis, M.D.     Trustee                     June 3, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.     Trustee                     June 3, 1997
---------------------------
Edward L. Flaherty, Jr.



/s/ Peter E. Madden             Trustee                     June 3, 1997
---------------------------
Peter E. Madden



/s/ Gregor F. Meyer             Trustee                     June 3, 1997
---------------------------
Gregor F. Meyer



/s/ John E. Murray, Jr.         Trustee                     June 3, 1997
---------------------------
John E. Murray



/s/ Wesley W. Posvar            Trustee                     June 3, 1997
---------------------------
Wesley W. Posvar



/s/ Marjorie P. Smuts           Trustee                     June 3, 1997
---------------------------
Marjorie P. Smuts



Sworn to and subscribed before me this   3rd    day of    June    , 1997
                                       --------        ----------



/s/ Marie M. Hamm

Notarial Seal
Marie Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries